VIEMED HEALTHCARE ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS

Lafayette, Louisiana (May 3, 2022) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (NASDAQ:VMD and TSX: VMD.TO), a home medical equipment supplier and the nation's largest independent provider of ventilation that provides post-acute respiratory care services, announced today that it has reported its financial results for the three months ended March 31, 2022.

Operational highlights (all dollar amounts are USD):

•Net revenues attributable to the Company's core business for the quarter ended March 31, 2022 were $30.2 million, a new Company record, and an increase of $4.7 million or 18% over the quarter ended March 31, 2021. Total net revenues for the current quarter were $32.3 million which included approximately $2.1 million for contact and vaccine tracing services related to the COVID-19 pandemic.

•Net income before taxes for the quarter ended March 31, 2022 totaled approximately $2.5 million, compared to $1.5 million for the quarter ended March 31, 2021.

•Adjusted EBITDA for the quarter ended March 31, 2022 totaled approximately $7.3 million, a 33% increase as compared to the quarter ended March 31, 2021. A reconciliation of reported non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures can be found in the tables accompanying this press release.

•The Company had a cash balance of $29.2 million at March 31, 2022 ($28.4 million at December 31, 2021) and an overall working capital balance of $30.1 million ($29.5 million at December 31, 2021). Total long-term debt as of March 31, 2022 was $4.5 million ($4.6 million at December 31, 2021).
•The Company repurchased and cancelled 389,878 shares under the share repurchase program during the the quarter ended March 31, 2022 and continues its repurchase program during the current quarter.

•The Company expects to generate net revenues attributable to its core business of approximately $32.1 million to $32.8 million during the second quarter of 2022. While the Company's COVID-19 response related business has slowed during the current year, the Company is continuing to pursue additional sales and support revenues and estimates second quarter 2022 revenues of approximately $0.2 million to $0.3 million related to the COVID-19 pandemic. Total revenues for the second quarter of 2022 are estimated to be approximately $32.3 million to $33.1 million.

“The record setting quarter in our core business is a reflection of the momentum we are beginning to see in a post pandemic environment,” said Casey Hoyt, Viemed's CEO. “Our investments in people, technology, and inventory during the pandemic have positioned us extremely well to actively engage with patients, providers, and payors as pandemic restrictions abate. We are invigorated by the increasing opportunities for face-to-face interaction with the people we serve in the coming months.”

Conference Call Details

The Company will host a conference call to discuss first quarter results on Wednesday, May 4, 2022 at 11:00 a.m. ET.

Interested parties may participate in the call by dialing:

877-407-6176 (US Toll-Free)
201-689-8451 (International)

Live Audio Webcast: https://services.choruscall.com/mediaframe/webcast.html?webcastid=xWYBk1hn

Following the conclusion of the call, an audio recording and transcript of the call can be accessed on the Company's website.

ABOUT VIEMED HEALTHCARE, INC.

Viemed is a provider of in-home medical equipment and post-acute respiratory healthcare services in the United States. Viemed’s service offerings are focused on effective in-home treatment with clinical practitioners providing therapy and counseling to patients in their homes using cutting edge technology. Visit our website at www.viemed.com.

For further information, please contact:

Glen Akselrod
Bristol Capital
905-326-1888
glen@bristolir.com

Todd Zehnder
Chief Operating Officer
Viemed Healthcare, Inc.
337-504-3802
investorinfo@viemed.com

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue guidance for the second quarter, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the Company operates; the impact of the COVID-19 pandemic and the actions taken by governmental authorities, individuals and companies in response to the pandemic on our business, financial condition and results of operations, including on the Company's patient base, revenues, employees, and equipment and supplies; significant capital requirements and operating risks that the Company may be subject to; the ability of the Company to implement business strategies and pursue business opportunities; volatility in the market price of the Company's common shares; the Company’s novel business model; the risk that the clinical application of treatments that demonstrate positive results in a study may not be positively replicated or that such test results may not be predictive of actual treatment results or may not result in the adoption of such treatments by providers; the state of the capital markets; the availability of funds and resources to pursue operations; reductions in reimbursement rates and audits of reimbursement claims by various governmental and private payor entities; dependence on few payors; possible new drug discoveries; dependence on key suppliers and the recall of certain Royal Philips BiPAP and CPAP devices and ventilators that we distribute and sell; granting of permits and licenses in a highly regulated business; competition; low profit market segments; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; the failure of third parties to comply with their obligations; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the Company’s status as an emerging growth company and a smaller reporting company; and the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, such as the COVID-19 pandemic, and claims resulting from such events or concerns; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and with the securities regulatory authorities in certain provinces of Canada available at www.sedar.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of U.S. Dollars, except share amounts)
(Unaudited)

	At March 31, 2022	At December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$29,248	$28,408
Accounts receivable, net of allowance for doubtful accounts of $8,484 and $7,031 at March 31, 2022 and December 31, 2021, respectively	13,599	12,823
Inventory, net of inventory reserve of $0 and $1,418 at March 31, 2022 and December 31, 2021, respectively	2,503	2,457
Income tax receivable	676	1,893
Prepaid expenses and other assets	1,778	1,729
Total current assets	$47,804	$47,310
Long-term assets
Property and equipment, net	63,977	62,846
Equity investments	2,359	2,157
Deferred tax asset	3,985	4,787
Other long-term assets	882	862
Total long-term assets	$71,203	$70,652
TOTAL ASSETS	$119,007	$117,962

LIABILITIES
Current liabilities
Trade payables	$3,697	$3,239
Deferred revenue	3,888	3,753
Accrued liabilities	8,739	8,875
Current portion of lease liabilities	361	464
Current portion of long-term debt	1,049	1,480
Total current liabilities	$17,734	$17,811
Long-term liabilities
Accrued liabilities	731	757
Long-term lease liabilities	232	268
Long-term debt	4,266	4,306
Total long-term liabilities	$5,229	$5,331
TOTAL LIABILITIES	$22,963	$23,142

Commitments and Contingencies	—	—

SHAREHOLDERS' EQUITY
Common stock - No par value: unlimited authorized; 39,293,778 and 39,640,388 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	14,348	14,014
Additional paid-in capital	8,720	7,749
Accumulated other comprehensive loss	(115)	(278)
Retained earnings	73,091	73,335
TOTAL SHAREHOLDERS' EQUITY	$96,044	$94,820
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$119,007	$117,962

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Expressed in thousands of U.S. Dollars, except outstanding shares and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$32,255	$28,416

Cost of revenue	12,512	10,674

Gross profit	$19,743	$17,742

Operating expenses
Selling, general and administrative	15,776	14,509
Research and development	632	339
Stock-based compensation	1,305	1,307
Depreciation	237	200
Other (income) expense	(455)	55
Income from operations	$2,248	$1,332

Non-operating income and expenses
Income from equity method investments	(323)	(220)
Interest expense, net of interest income	64	91

Net income before taxes	2,507	1,461
Provision (benefit) for income taxes	745	(223)

Net income	$1,762	$1,684

Other comprehensive income
Change in unrealized gain/loss on derivative instruments, net of tax	163	106
Other comprehensive income	$163	$106

Comprehensive income	$1,925	$1,790

Net income per share
Basic	$0.04	$0.04
Diluted	$0.04	$0.04

Weighted average number of common shares outstanding:
Basic	39,621,741	39,129,407
Diluted	40,363,456	40,663,368

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of U.S. Dollars)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income	$1,762	$1,684
Adjustments for:
Depreciation	3,397	2,609
Change in allowance for doubtful accounts	3,445	1,819
Change in inventory reserve	(1,418)	(4)
Share-based compensation	1,305	1,307
Distributions of earnings received from equity method investments	221	—
Income from equity method investments	(323)	(220)
(Gain) Loss on disposal of property and equipment	(14)	76
Deferred income tax expense (benefit)	745	(222)
Net change in working capital
Increase in accounts receivable	(4,221)	(2,728)
Decrease in inventory	1,372	94
Increase in prepaid expenses and other assets	(68)	(161)
(Decrease) increase in trade payables	(467)	438
Increase in deferred revenue	135	13
Increase (decrease) in accrued liabilities	58	(77)
Change in income tax payable/receivable	1,217	—
Net cash provided by operating activities	$7,146	$4,628

Cash flows from investing activities
Purchase of property and equipment	(3,963)	(1,797)
Investment in equity investments	(100)	—
Proceeds from sale of property and equipment	256	99
Net cash used in investing activities	$(3,807)	$(1,698)

Cash flows from financing activities
Proceeds from exercise of options	—	65
Principal payments on notes payable	(39)	(37)
Principal payments on term note	(433)	(414)
Shares repurchased under the share repurchase program	(1,887)	—
Shares redeemed to pay income tax	(119)	(1,434)
Repayments of lease liabilities	(21)	(994)
Net cash used in financing activities	$(2,499)	$(2,814)

Net (decrease) increase in cash and cash equivalents	840	116
Cash and cash equivalents at beginning of year	28,408	30,981
Cash and cash equivalents at end of period	$29,248	$31,097

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$66	$117
Refunds received during the period for income taxes	$1,217	$—
Supplemental disclosures of non-cash transactions
Net non-cash changes to finance leases	$—	$12
Net non-cash changes to operating leases	$—	$85

Non-GAAP Financial Measures

This press release refers to “Adjusted EBITDA” which is a non-GAAP financial measure that does not have a standardized meaning prescribed by U.S. GAAP. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation, and stock-based compensation. Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. The following table is a reconciliation of net income (loss), the most directly comparable U.S. GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated:

VIEMED HEALTHCARE, INC.
Reconciliation of Net Income to Non-GAAP Adjusted EBITDA
(Expressed in thousands of U.S. Dollars)
(Unaudited)

For the quarter ended	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Net Income	$1,762	$4,087	$1,789	$1,566	$1,684	$5,071	$2,804	$19,412
Add back:
Depreciation	3,397	3,120	2,867	2,716	2,609	2,835	2,425	2,190
Interest expense	64	69	75	83	91	100	116	135
Stock-based compensation	1,305	1,305	1,302	1,236	1,307	1,301	1,234	1,196
Income tax expense (benefit)	745	968	1,386	1,246	(223)	151	1,141	(6,646)
Adjusted EBITDA	$7,273	$9,549	$7,419	$6,847	$5,468	$9,458	$7,720	$16,287

Use of Non-GAAP Financial Measures

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. It is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other businesses. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under U.S. GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

VIEMED HEALTHCARE, INC.
Key Financial and Operational Information
(Expressed in thousands of U.S. Dollars, except vent patients)
(Unaudited)

For the quarter ended	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Financial Information:
Revenue	$32,255	$31,962	$29,285	$27,399	$28,416	$31,202	$33,447	$42,854
Gross Profit	$19,743	$19,662	$18,381	$17,625	$17,742	$19,178	$19,453	$25,927
Gross Profit %	61%	62%	63%	64%	62%	61%	58%	61%
Net Income	$1,762	$4,087	$1,789	$1,566	$1,684	$5,071	$2,804	$19,412
Cash (As of)	$29,248	$28,408	$26,867	$31,151	$31,097	$30,981	$32,396	$29,707
Total Assets (As of)	$119,007	$117,962	$115,486	$111,014	$113,001	$112,560	$113,969	$112,178
Adjusted EBITDA(1)	$7,273	$9,549	$7,419	$6,847	$5,468	$9,458	$7,720	$16,287
Operational Information:
Vent Patients(2)	8,434	8,405	8,200	8,103	7,733	7,892	7,788	7,705
(1)Refer to "Non-GAAP Financial Measures" section above for definition of Adjusted EBITDA.
(2)Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter.